As filed with the Securities and Exchange Commission on November 6, 2017

Registration No. 333-220592

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-8099512
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2000 Crow Canyon Place, Suite 380

San Ramon, CA 94583

(855) 855-4253

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen F. Ghiglieri

Interim Chief Executive Officer & Chief Financial Officer

Galena Biopharma, Inc.

2000 Crow Canyon Place, Suite 380

San Ramon, CA 94583

(855) 855-4253

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Pollock Keith D. Pisani Paul Hastings LLP 101 California Street San Francisco, CA 94111 (415) 856-7047	Thomas J. Knapp Interim General Counsel & Corporate Secretary Galena Biopharma, Inc. 2000 Crow Canyon Place, Suite 380 San Ramon, CA 94583 (855) 855-4253	Yvan-Claude Pierre Marianne Sarrazin Cooley LLP 1114 Avenue of the Americas New York, NY 10036 (212) 479-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions under the merger agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-220592) of Galena Biopharma, Inc. is solely to file Exhibits 5.1 and 23.3 as set forth below in the section of Part II captioned “Exhibit Index.” Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Part II to the Registration Statement, the Exhibit Index and Exhibits 5.1 and 23.3. No other changes have been made to the Form S-4.

PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT

Item 20. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Galena Certificate of Incorporation provides that Galena’s directors shall not be liable to Galena or Galena stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. In addition, the Galena Certificate of Incorporation provides that Galena shall, to the maximum extent permitted by the DGCL, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, Galena’s director or officer, or is or was serving, or has agreed to serve, at Galena’s request, as a director, officer, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, Galena’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and that Galena shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was approved by the Galena Board.

The Galena Certificate of Incorporation also provides that any indemnification under the preceding paragraph (unless ordered by a court) shall be made by Galena only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because such person has either met the applicable standard of conduct set forth in this paragraph and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

1.	by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

2.	by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

3.	if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

4.	by the holders of Galena Common Stock.

The Galena Certificate of Incorporation provides that Galena may purchase and maintain insurance policies on behalf of Galena’s directors and officers against specified liabilities for actions taken in its capacities as such, including liabilities under the Securities Act. Galena has obtained directors’ and officers’ liability insurance to cover liabilities Galena’s directors and officers may incur in connection with their services to Galena.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibit Index

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

(b) Financial Statements

The financial statements filed with this registration statement on Form S-4 are set forth on the Financial Statement Index and is incorporated herein by reference.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To respond to requests for information that is incorporated by reference into this proxy statement/prospectus/consent solicitation statement pursuant to Item 4 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number
2.1^◆	Agreement and Plan of Merger, dated as of August 7, 2017, by and among Galena Biopharma, Inc., Galena Bermuda Merger Sub, Ltd., Sellas Intermediate Holdings I, Inc., Sellas Intermediate Holdings II, Inc. and SELLAS Life Sciences Group Ltd, as amended (included as Annex A to the proxy statement/prospectus/consent solicitation statement)

2.2+	Unit Purchase Agreement, dated as of January 12, 2014, between Galena Biopharma, Inc. and Mills Pharmaceuticals, LLC	10-K	March 17, 2014	2.1

3.1	Amended and Restated Certificate of Incorporation of Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation), amended as of February 10, 2017	10-K	March 15, 2017	3.1

3.2	Certificate of Ownership and Merger	8-K	September 26, 2011	3.1

3.3	Amended and Restated By-Laws of Galena Biopharma, Inc.	10-K	March 15, 2017	3.3

4.1	Form of Common Stock Certificate	10-K	March 15, 2017	4.1

4.2	Form of Warrant Agreement by and among Galena Biopharma, Inc., Computershare Inc. and Computershare Trust Company, N.A.	8-K	September 18, 2013	4.1

4.3	Form of Warrant Agreement by and among Galena Biopharma, Inc., Computershare Inc. and Computershare Trust Company, N.A.	8-K	January 7, 2016	4.1

4.4	Form of Warrant, issued by Galena Biopharma, Inc. to the Investors on July 13, 2016	8-K	July 8, 2016	4.1

4.5	Form of Warrant Agreement, including the Form of Warrant, issued by Galena Biopharma, Inc. to the Investors on February 13, 2017	8-K	February 10, 2017	4.1

4.6	9% Original Issues Discount Senior Secured Debenture of Galena Biopharma, Inc.	10-Q	May 10, 2016	4.1

4.7	Securities Purchase Agreement dated May 10, 2016 between Galena Biopharma, Inc. and Purchasers	10-Q	May 10, 2016	10.1

4.8	Waiver dated April 1, 2017 to the Securities Purchase Agreement, dated as of May 10, 2016 by and between Galena Biopharma Inc. and JGB Newton, Ltd.	8-K	April 3, 2017	10.1

4.9	Waiver dated December 14, 2016 to the Securities Purchase Agreement, dated as of May 10, 2016 by and between Galena Biopharma Inc. and JGB Newton, Ltd.	8-K	February 7, 2017	10.3

		Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

4.10	Amended and Restated 9% Original Issue Discount Senior Secured Debenture Due November 10, 2018, issued to JGB (Cayman) Newton Ltd. as of August 22, 2016	8-K	August 23, 2016	4.1

4.11	Series A Common Stock Purchase Warrant assigned to JGB (Cayman) Newton Ltd.	10-Q	May 10, 2016	4.2

4.12	Series B Common Stock Purchase Warrant assigned to JGB (Cayman) Newton Ltd.	10-Q	May 10, 2016	4.3

4.13	Subsidiary Guarantee dated May 10, 2016 between Galena Biopharma, Inc. and JGB Collateral LLC	10-Q	May 10, 2016	10.2

4.14	Registration Rights Agreement dated May 10, 2016 between Galena Biopharma, Inc. and Purchasers	10-Q	May 10, 2016	10.3

4.15	Security Agreement dated May 10, 2016 between Galena Biopharma, Inc. and JGB Collateral LLC	10-Q	May 10, 2016	10.4

4.16	Amendment Agreement between Galena Biopharma, Inc. and JGB (Cayman) Newton Ltd. dated August 22, 2016	8-K	August 23, 2016	10.1

4.17	Form of Securities Purchase Agreement, dated as of July 7, 2016, by and among Galena Biopharma, Inc. and the Investors	8-K	July 8, 2016	10.2

4.18	First Amendment to Securities Purchase Agreement, dated as of July 12, 2016, by and between Galena Biopharma, Inc. and each purchaser identified on the signature pages therein, amending the Securities Purchase Agreement, dated as of July 7, 2016, by and among the Company and the purchasers named therein	8-K	July 18, 2016	10.1

4.19	Form of Common Stock Purchase Warrant issued in April 2011	8-K	April 15, 2011	4.1

4.20	Form of December 2012 Warrant	8-K	December 19, 2012	4.1

4.21	Form of warrants granted on May 8, 2013 under the Loan and Security Agreement	10-Q	May 9, 2013	10.7

4.22	Warrant Agreement, dated as of March 18, 2015, by and among Galena Biopharma, Inc., Computershare, Inc. and Computershare Trust Company, N.A.	10-Q	August 6, 2015	4.1

4.23	Registration Rights Agreement, dated January 12, 2014, between Galena Biopharma, Inc. and each former owner of membership units of Mills Pharmaceuticals, LLC	10-K	March 17, 2014	4.9

		Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

4.24	Form of Contingent Value Rights Agreement among Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation), Computershare Trust Company, N.A., Computershare Inc., and Robert E Kennedy, dated April 13, 2011	8-K	April 14, 2011	10.1

4.25	First Amendment to Contingent Value Rights Agreement among Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation), Computershare Trust Company, N.A., Computershare Inc., and Robert E Kennedy, dated February 15, 2012	10-K	March 28, 2012	10.2

4.26	Amendment Agreement dated May 1, 2017 between Galena Biopharma, Inc. and JGB (Cayman) Newton Ltd.	8-K	May 2, 2017	10.1

4.27	Amendment Agreement, dated as of July 10, 2017, by and between JGB Cayman (Newton) Ltd. and Galena Biopharma, Inc. with respect to the 9% Original Issue Discount Senior Secured Convertible Debenture in the Original Issue Amount of $25,350,000 Issued and Sold to JGB Cayman (Newton) Ltd. by Galena Biopharma, Inc.	8-K	July 11, 2017	4.1

4.28◆	Form of Sely Warrant

5.1*	Legal Opinion of Richards, Layton & Finger, PA

10.1^	Form of Support Agreement, by and between Galena Biopharma, Inc. and certain directors, officers and shareholders of SELLAS Life Sciences Group Ltd	8-K	August 8, 2017	10.2

10.2^	Form of Support Agreement, by and between SELLAS Life Sciences Group Ltd and certain directors, officers and stockholders of Galena Biopharma, Inc.	8-K	August 8, 2017	10.1

10.3	Consent, dated as of August 7, 2017, made by JGB (Cayman) Newton Ltd., in favor of Galena Biopharma, Inc.	8-K	August 8, 2017	10.3

10.4	Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) Amended and Restated 2007 Incentive Plan	Schedule 14A	April 23, 2010	Annex A

10.5	Amendment to Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) Amended and Restated 2007 Incentive Plan	Schedule 14A	May 31, 2011	Annex A

10.6	Galena Biopharma, Inc. 2016 Incentive Plan, effective as of July 14, 2016	8-K	August 22, 2016	10.3

10.7	Form of Incentive Stock Option Granted Under Galena Biopharma 2007 Incentive Plan	10-Q	August 6, 2015	10.1

		Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

10.8	Form of Nonstatutory Stock Option Granted Under Galena Biopharma 2007 Incentive Plan	10-Q	August 6, 2015	10.2

10.9+	Patent and Technology License Agreement, dated September 11, 2006, by and among the Board of Regents of the University of Texas System, the University of Texas M.D. Anderson Cancer Center, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and Apthera, Inc. (formerly Advanced Peptide Therapeutics, Inc.)	10-Q	August 15, 2011	10.1

10.10+	Exclusive License Agreement, dated as of September 16, 2011, by and among The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., The Board of Regents of the University of Texas System, The University of Texas M. D. Anderson Cancer Center and Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation)	8-K	September 21, 2011	10.1

10.11	Amendment No. 1 to Patent and Technology License Agreement, dated December 21, 2007, by and among the Board of Regents of the University of Texas System, the University of Texas M.D. Anderson Cancer Center, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and Apthera, Inc. (formerly Advanced Peptide Therapeutics, Inc.)	10-Q	August 15, 2011	10.2

10.12	Amendment No. 2 to Patent and Technology License Agreement, dated September 3, 2008, by and among the Board of Regents of the University of Texas System, the University of Texas M.D. Anderson Cancer Center, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and Apthera, Inc. (formerly Advanced Peptide Therapeutics, Inc.)	10-Q	August 15, 2011	10.3

10.13	Amendment No. 3 to Patent and Technology License Agreement, dated July 8, 2009, by and among the Board of Regents of the University of Texas System, the University of Texas M.D. Anderson Cancer Center, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and Apthera, Inc. (formerly Advanced Peptide Therapeutics, Inc.)	10-Q	August 15, 2011	10.4

		Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

10.14+	Amendment No. 4 to Patent and Technology License Agreement, dated February 11, 2010, by and among the Board of Regents of the University of Texas System, the University of Texas M.D. Anderson Cancer Center, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and Apthera, Inc. (formerly Advanced Peptide Therapeutics, Inc.)	10-Q	August 15, 2011	10.5

10.15+	Amendment No. 5 to Patent and Technology License Agreement, dated January 10, 2011, by and among the Board of Regents of the University of Texas System, the University of Texas M.D. Anderson Cancer Center, the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., and Apthera, Inc. (formerly Advanced Peptide Therapeutics, Inc.)	10-Q	August 15, 2011	10.6

10.16	Scientific Advisory Agreement between Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) and George E. Peoples, Ph.D., dated April 13, 2011	10-Q	August 15, 2011	10.10

10.17+	Exclusive License Agreement, dated as of July 11, 2011, by and among The Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc., Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) and its wholly owned subsidiary, Apthera, Inc.	10-Q	August 15, 2011	10.12

10.18	Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) Employee Stock Purchase Plan	Schedule 14A	April 23, 2010	Annex B

10.19+	License Agreement, effective as of April 30, 2009, between Kwangdong Pharmaceutical Co., Ltd. and Apthera, Inc.	10-K	March 28, 2012	10.45

10.20	Amendment No. 1 to License Agreement, dated as of January 13, 2012, by and among Apthera, Inc., Kwangdong Pharmaceutical Co., Ltd., and Galena Biopharma, Inc.	10-K	March 28, 2012	10.46

10.21	Form of Amendment to Stock Options Granted under Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) 2007 Incentive Plan, entered into in April 2011 by Galena Biopharma, Inc. with all directors of Galena Biopharma, Inc., as of April 1, 2011, and Mark J. Ahn, Ph.D.	10-Q	August 15, 2011	10.11

		Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

10.22+	License and Supply Agreement, effective December 3, 2012, by and between Galena Biopharma, Inc. and ABIC Marketing Limited, a subsidiary of Teva Pharmaceuticals	10-K	March 12, 2013	10.43

10.23	Loan and Security Agreement dated May 8, 2013 among Galena Biopharma, Inc., Apthera, Inc., Oxford Finance LLC and the Lenders	10-Q	May 9, 2013	10.6

10.24	At Market Issuance Sales Agreement dated May 24, 2013 between Galena Biopharma, Inc. and Maxim Group LLC	Form S-3	May 24, 2013	1.3

10.25	At Market Issuance Sales agreements dated May 24, 2013 between Galena Biopharma, Inc. and MLV & Co. LLC	Form S-3	May 24, 2013	1.2

10.26+	License and Development Agreement, dated January 13, 2014, between Galena Biopharma, Inc. and Dr. Reddy’s Laboratories, Ltd.	10-Q	March 17, 2014	10.36

10.27+	Exclusive License Agreement, dated as of December 20, 2013, between Mills Pharmaceuticals, LLC and BioVascular, Inc.	10-K	March 17, 2014	10.37

10.28+	License and Supply Agreement dated as of July 17, 2014 between Galena Biopharma, Inc. and MonoSol Rx, LLC	10-Q	August 11, 2014	10.1

10.29	Purchase Agreement, dated as of November 18, 2014, by and between Galena Biopharma, Inc. and Lincoln Park Capital Fund, LLC	8-K	November 20, 2014	10.1

10.30	Amendment dated August 8, 2016 to the Purchase Agreement, dated as of November 18, 2014, by and between Galena Biopharma, Inc. and Lincoln Park Capital Fund, LLC	10-Q	November 9, 2016	10.2***

10.31	Separation and Consulting Agreement, dated as of June 24, 2015, by and between Galena Biopharma, Inc. and Margaret Kivinski, and General Release, dated as of June 24, 2015, by Margaret Kivinski	10-Q	August 6, 2015	10.4

10.32	Employment Offer Letter effective June 25, 2015, between Galena Biopharma, Inc. and Thomas J. Knapp	10-Q	August 6, 2015	10.5

10.33	Employment Agreement, dated as of October 30, 2015, between Galena Biopharma, Inc. and Bijan Nejadnik, M.D.	10-Q	November 9, 2015	10.7

10.34+	Asset Purchase Agreement, dated November 19, 2015, between Galena Biopharma, Inc. and Sentynl Therapeutics Inc.	10-K	March 10, 2016	10.34

10.35+	Amendment, dated as of December 16, 2015, to License and Supply Agreement dated as of July 17, 2014 between Galena Biopharma, Inc. and MonoSol Rx, LLC	10-K	March 10, 2016	10.35

		Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

10.36+	Asset Purchase Agreement, dated December 17, 2015, between Galena Biopharma, Inc. and Midatech Pharma PLC	10-K	March 10, 2016	10.36

10.37	Separation Agreement and Releases, dated December 16, 2015, between Galena Biopharma, Inc. and Ryan Dunlap	10-K	March 10, 2016	10.37

10.38	Amendment, dated December 31, 2015, to Employment Offer Letter effective June 25, 2015, between Galena Biopharma, Inc. and Thomas J. Knapp	10-K	March 10, 2016	10.38

10.39	Form of Undertaking re Advancement of Expenses between Galena Biopharma, Inc. and certain of its Existing or Former Directors and Executive officers	10-K	March 10, 2016	10.39

10.40	Placement Agency Agreement, dated as of July 7, 2016, by and between Galena Biopharma, Inc. and Raymond James & Associates, Inc.	8-K	July 8, 2016	10.1

10.41	Severance Agreement, dated as of August 22, 2016, between Galena Biopharma, Inc. and John T. Burns	8-K	August 22, 2016	10.1

10.42	Second Amendment to Employment Agreement, dated as of August 22, 2016, between Galena Biopharma, Inc. and Bijan Nejadnik	8-K	August 22, 2016	10.2

10.43	Second Amendment to Offer Letter between Galena Biopharma, Inc. and Thomas J. Knapp	8-K	October 6, 2016	10.1

10.44	Employment Agreement between Galena Biopharma, Inc. and Stephen Ghiglieri dated November 1, 2016	8-K	November 3, 2016	99.2

10.45	Separation Agreement and General Release between Mark W. Schwartz and Galena Biopharma, Inc. executed on January 31, 2017	10-Q	May 10, 2017	10.1

10.46	First Amendment to Employment Agreement between Galena Biopharma, Inc. and Stephen Ghiglieri, dated as of February 21, 2017	8-K	February 21, 2017	10.1

10.47	Retention Agreement between Stephen Ghiglieri and Galena Biopharma, Inc. dated February 23, 2017	10-Q	May 10, 2017	10.3

10.48	Retention Agreement between Bijan Nejadnik and Galena Biopharma, Inc. dated February 23, 2017	10-Q	May 10, 2017	10.4

10.49	Retention Agreement between John Burns and Galena Biopharma, Inc. dated February 23, 2017	10-Q	May 10, 2017	10.5

Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

10.50	Retention Agreement between Thomas J. Knapp and Galena Biopharma, Inc. dated February 23, 2017	10-Q	May 10, 2017	10.6

10.51	Second Amendment to the Purchase Agreement, dated as of February 6, 2017, by and between Galena Biopharma, Inc. and Lincoln Park Capital Fund, LLC	8-K	February 7, 2017	10.1

10.52	Third Amendment to Offer Letter between Galena Biopharma, Inc. and Thomas J. Knapp, dated as of January 31, 2017	8-K	February 7, 2017	10.2

10.53◆	Employment Agreement by and between SELLAS Life Sciences Group AG and Angelos Stergiou, effective September 1, 2016

10.54◆	Employment Agreement by and between SELLAS Life Sciences Group, Inc. and Gregory Torre, effective September 1, 2016

10.55◆	Employment Agreement by and between SELLAS Life Sciences Group, Inc. and Nicholas Sarlis, effective September 19, 2016

10.56◆	Employment Agreement by and between SELLAS Life Sciences Group Ltd and Aleksey Krylov, dated October 24, 2017

10.57◆	Retention Agreement Letter by and between SELLAS Life Sciences Group Ltd and Gregory Torre, dated July 31, 2017

10.58◆	Retention Agreement Letter by and between SELLAS Life Sciences Group Ltd and Nicholas Sarlis, dated August 2, 2017

10.59◆	Form of 2017 Equity Incentive Plan (included as Annex C to the proxy statement/prospectus/consent solicitation statement and incorporated herein by reference)

10.60◆	Form of 2017 Employee Stock Purchase Plan (included as Annex D to the proxy statement/prospectus/consent solicitation statement and incorporated herein by reference)

10.61◆	SELLAS Life Sciences Group Ltd Stock Incentive Plan #1

10.62◆	SELLAS Life Sciences Group Ltd Form of Notice of Grant of Stock Option and Stock Option Award Agreement

10.63◆	SELLAS Life Sciences Group Ltd Form of Notice of Grant of Restricted Stock Units and Restricted Stock Unit Agreement

Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

10.64◆	License Agreement by and between SELLAS Life Sciences, Inc. and Madison Avenue Suites LLC, dated March 20, 2017

10.65‡◆	Amended and Restated Exclusive License Agreement by and between SELLAS Life Sciences Group Ltd and Memorial Sloan Kettering Cancer Center, effective October 11, 2017

21.1	Subsidiaries of the Registrant	10-K	March 15, 2017	21.1

23.1◆	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm to Galena Biopharma, Inc.

23.2◆	Consent of KPMG Audited Limited, Independent Registered Public Accounting Firm to SELLAS Life Sciences Group Ltd

23.3*	Consent of Richards, Layton & Finger, PA (included in Exhibit 5.1 hereto)

24.1◆	Powers of Attorney

99.1◆	Form of Galena Biopharma, Inc. Proxy Card

99.2◆	Proposed form of Certificate of Amendment of Certificate of Incorporation of Galena Biopharma, Inc.—Reverse Stock Split (included as Annex B to the proxy statement/prospectus/consent solicitation statement and incorporated herein by reference)

99.3◆	Proposed form of Certificate of Amendment of Certificate of Incorporation of Galena Biopharma, Inc.—Bylaw Amendments (included as Annex F to the proxy statement/prospectus/consent solicitation statement and incorporated herein by reference)

99.4◆	Proposed form of Amended and Restated Bylaws of Galena Biopharma, Inc. (included as Annex E to the proxy statement/prospectus/consent solicitation statement and incorporated herein by reference)

99.5◆	Opinion of Canaccord Genuity Inc. (included as Annex G to the proxy statement/prospectus/consent solicitation statement and incorporated herein by reference)

99.6◆	Consent of Fabio López to serve as a director of Galena Biopharma, Inc., to be renamed SELLAS Life Sciences Group, Inc.

Incorporated by Reference
Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

99.7◆	Consent of Stephen F. Ghiglieri to serve as a director of Galena Biopharma, Inc., to be renamed SELLAS Life Sciences Group, Inc.

99.8◆	Consent of Canaccord Genuity Inc.

99.9◆	Consent of Angelos Stergiou, M.D., Sc.D. h.c. to serve as a director of Galena Biopharma, Inc., to be renamed SELLAS Life Sciences Group, Inc.

99.10◆	Consent of Robert Van Nostrand to serve as a director of Galena Biopharma, Inc., to be renamed SELLAS Life Sciences Group, Inc.

99.11◆	Consent of John Varian to serve as a director of Galena Biopharma, Inc., to be renamed SELLAS Life Sciences Group, Inc.

99.12◆	Consent of Jane Wasman to serve as a director of Galena Biopharma, Inc., to be renamed SELLAS Life Sciences Group, Inc.

99.13◆	Consent of David A. Scheinberg, M.D., Ph.D., to serve as director of Galena Biopharma, Inc., to be renamed SELLAS Life Sciences Group, Inc.

101.INS◆	XBRL Instance Document

101.SCH◆	XBRL Taxonomy Extension Schema

101.CAL◆	XBRL Taxonomy Extension Calculation Linkbase

101.DEF◆	XBRL Taxonomy Extension Definition Linkbase

101.LAB◆	XBRL Taxonomy Extension Label Linkbase

101.PRE◆	XBRL Taxonomy Extension Presentation Linkbase

*	Filed herewith.
**	To be filed by amendment.
^	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
‡	Confidential treatment has been requested for certain information contained in this document.
+	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.
***	This Exhibit was inadvertently listed as Exhibit 10.1 in the exhibit index of Form 10-Q filed on November 9, 2016, but was filed as Exhibit 10.2.
◆	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on November 6, 2017.

GALENA BIOPHARMA, INC.

By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Interim Chief Executive Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen F. Ghiglieri Stephen F. Ghiglieri	Interim Chief Executive Officer & Chief Financial Officer (Principal Executive and Financial Officer and Principal Accounting Officer)	November 6, 2017

* William Ashton	Director	November 6, 2017

* Richard Chin, M.D.	Director	November 6, 2017

* Irving M. Einhorn	Director	November 6, 2017

* Stephen S. Galliker	Director	November 6, 2017

* Mary Ann Gray, Ph.D.	Director	November 6, 2017

* Sanford J. Hillsberg	Director	November 6, 2017

* Rudolph Nisi, M.D.	Director	November 6, 2017

*By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Attorney-in-Fact